Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information and related notes present the historical condensed combined financial information of Bright Mountain Media, Inc. (herein referred to as the “Company”, “we”, “our”, “us” and similar terms unless the context indicates otherwise) and CL Media Holdings, LLC (“Wild Sky”), after giving effect to the acquisition of Wild Sky that was completed effective June 1, 2020, (the “Acquisition”), pursuant to which, the Company entered into a membership interest purchase agreement. Wild Sky was created as a legal entity on January 18, 2019 as the result of assets acquired from RockYou, Inc. The Acquisition was accounted for as a business combination in accordance with the guidance contained in the Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). The unaudited pro forma condensed combined financial information gives effect to the acquisition of Wild Sky based on the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet as of March 31, 2020 is presented as if the Acquisition had occurred on March 31, 2020. The unaudited condensed combined statements of operations for the three months ended March 31, 2020 and for the year ended ended December 31, 2019 are presented as if the Acquisition had occurred on February 1, 2019, the first day of operations for Wild Sky.

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of the U.S. Securities and Exchange Commission’s Regulation S-X. The unaudited pro forma adjustments reflecting the transaction have been prepared in accordance with the guidance for business combinations presented in ASC 805, and reflect the allocation of our purchase price to the assets acquired and liabilities assumed in the Acquisition based on their estimated fair values. The historical financial information has been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are: (i) directly attributable to the Acquisition; (ii) factually supportable; and (iii) with respect to the condensed combined statements of operations, expected to have a continuing impact on our combined results of operations.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Acquisition had been affected on the dates previously set forth, nor is it indicative of the future operating results or financial position in combination. Our purchase price allocation was made using our best estimates of fair value, which are dependent upon certain valuation and other analyses. Further, the unaudited pro forma condensed combined financial information does not give effect to the potential impact of anticipated synergies, operating efficiencies, cost savings or transaction and integration costs that may result from the Acquisition.

The unaudited pro forma condensed combined financial information should be read in conjunction with our historical consolidated financial statements and their accompanying notes presented in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2020, as well as the historical financial statements of Wild Sky for the eleven months ended December 31, 2019 and unaudited financial statements for the three month period ended March 31, 2020.

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UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF March 31, 2020

	Historical Information
	Bright
	Mountain			Pro Forma	Proforma
	Media, Inc.	Wild Sky	Combined	Adjustments	Combined	Notes

Assets
Current assets
Cash	$1,270,023	$1,445,105	$2,715,128	$(1,353,923)	$1,361,205	a
Accounts receivable	3,207,560	3,999,395	7,206,955	—	7,206,955
Notes receivable	38,329	—	38,329	—	38,329
Prepaid expenses and other current assets	485,074	419,061	904,135	—	904,135
Total current assets	5,000,986	5,863,561	10,864,547	(1,353,923)	9,510,624

Property and equipment, net	25,413	211,881	237,294	—	237,294
Website acquisition assets, net	35,316	—	35,316	—	35,316
Intangible assets, net	18,671,791	4,961,111	23,632,902	1,710,560	25,343,462	b
Goodwill	53,646,856	1,907,700	55,554,556	10,758,406	66,312,962	b
Prepaid services/consulting agreements – long term	775,000	—	775,000	—	775,000
Right of use asset	348,721	—	348,721	—	348,721
Restricted cash	—	200,000	200,000		200,000
Other assets	94,672	114,842	209,514	—	209,514
Total assets	$78,598,755	$13,259,095	$91,857,850	$11,115,042	$102,972,892

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$8,152,462	$1,119,008	$9,271,470	$578,083	$9,849,553	c
Accounts payable – related party	—	933,333	933,333	(933,333)	—	c
Accrued expenses	893,540	626,900	1,520,440	—	1,520,440
Accrued interest - related party	8,652	—	8,652	—	8,652
Advance from factor	—	1,227,145	1,227,145	(1,227,145)	—	d
Premium finance loan payable	125,453	—	125,453	—	125,453
Note payable - current portion	165,163	—	165,163	—	165,163
Deferred revenue	18,609	—	18,609	—	18,609
Operating lease liability, current portion	215,004	—	215,004	—	215,004
Total current liabilities	9,578,883	3,906,386	13,485,269	(1,582,395)	11,902,874
Deferred tax liability	516,941	—	516,941	1,851,547	2,368,488	k
Long term debt to related parties, net	29,179	22,615,507	22,644,686	(22,615,507)	29,179	e
Note payable	—	—	—	16,416,905	16,416,905	f
Operating lease liability, net of current portion	130,979	—	130,979	—	130,979
Total liabilities	10,255,982	26,521,893	36,777,875	(5,929,450)	30,848,425

Commitments and contingencies

(continued)

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UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET (CONTINUED)

AS OF MARCH 31, 2020

	Historical Information
	Bright
	Mountain			Pro Forma	Proforma
	Media, Inc.	Wild Sky	Combined	Adjustments	Combined	Notes

Shareholders’ Equity
Convertible preferred stock, par value $0.01
Series A-1, 2,000,000 shares designated	12,000	—	12,000	—	12,000
Series B-1, 6,000,000 shares designated	—	—	—	—	—
Series E, 2,500,000 shares designated	25,000	—	25,000	—	25,000
Series F, 4,344,017 shares designated	43,440	—	43,440	—	43,440
Members’ interest	—	4,208,535	4,208,535	(4,208,535)	—	g
Common stock, par value	1,067,329	—	1,067,329	25,000	1,092,329	f
Additional paid-in capital	91,099,013	—	91,099,013	3,700,000	94,799,013	f
Currency translation adjustment	—	(245,692)	(245,692)	—	(245,692)
Accumulated deficit	(23,904,009)	(17,225,641)	(41,129,650)	17,528,027	(23,601,623)	g
Total shareholders’ equity	68,342,773	(13,262,798)	55,079,975	17,044,492	72,124,467
Total Liabilities and shareholders’ equity	$78,598,755	$13,259,095	$91,857,850	$11,115,042	$102,972,892

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2020

	Historical Information
	Bright
	Mountain			Pro Forma	Proforma
	Media, Inc.	Wild Sky	Combined	Adjustments	Combined	Notes

Revenues	$2,270,186	$3,689,146	$5,959,332	$—	$5,959,332
Cost of revenues	1,823,082	1,706,918	3,530,000	—	3,530,000
Gross profit	447,104	1,982,228	2,429,332	—	2,429,332

Selling general and administrative expenses	3,979,378	5,080,362	9,059,740	(134,034)	8,925,706	h

Loss from operations	(3,532,274)	(3,098,134)	(6,630,408)	134,034	(6,496,374)

Other income (expense)
Interest income	10,993	—	10,993	—	10,993
Other income	—	42,571	42,571	—	42,571
Loss on disposal of assets	—	(10,997)	(10,997)	—	(10,997)
Other expense	(215)	—	(215)	—	(215)
Interest expense	—	(135,078)	(135,077)	(111,177)	(246,254)	j
Interest expense - related party	(2,023)	(279,528)	(281,552)	279,529	(2,023)	e
Total other income (expense)	8,755	(383,032)	(374,277)	168,352	(205,925)
Loss from operations before taxes	(3,523,519)	(3,481,166)	(7,004,685)	302,386	(6,702,299)
Income taxes benefit (expense)	64,499	—	64,499	—	64,499

Net loss	(3,459,020)	(3,481,166)	(6,940,186)	302,386	(6,637,800)

Preferred stock dividends	(118,252)	—	(118,252)	—	(118,252)
Net loss attributable to common shareholders	$(3,577,272)	$(3,481,166)	$(7,058,438)	$302,386	$(6,756,052)

Basic and diluted net loss per share	$(0.03)				$(0.06)
Weighted average shares outstanding - basic and diluted	106,098,560				108,598,560

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED (BRIGHT MOUNTAIN MEDIA, INC.) AND ELEVEN MONTHS ENDED (WILD SKY) DECEMBER 31, 2019

	Historical Information
	Bright
	Mountain			Pro Forma	Proforma
	Media, Inc.	Wild Sky	Combined	Adjustments	Combined	Notes
Revenue	$6,998,810	$21,032,565	$28,031,375	$—	$28,031,375
Cost of revenue	5,941,868	10,912,454	16,854,322	—	16,854,322

Gross profit	1,056,942	10,120,111	11,177,053	—	11,177,053

Selling general and administrative expenses	8,001,229	23,011,259	31,012,488	(289,790)	30,722,698	h

Loss from continuing operations	(6,944,287)	(12,891,148)	(19,835,435)	289,790	(19,545,645)

Other income (expense)
Interest income	47,396	—	47,396	—	47,396
Gain on settlement of liability	123,739	—	123,739	—	123,739
Other income	—	11,867	11,867	—	11,867
Other expense	—	(53,826)	(53,826)	53,826	—	i
Interest expense	(20,077)	(159,695)	(179,772)	(825,319)	(1,005,091)	j
Interest expense - related party	(19,334)	(651,673)	(671,007)	651,673	(19,334)	e
Total other (expense)	131,724	(853,327)	(721,603)	(119,820)	(841,423)
Loss from continuing operations before taxes	(6,812,563)	(13,744,475)	(20,557,038)	169,970	(20,387,068)
Loss from discontinued operations	(136,734)	—	(136,734)	—	(136,734)

Net loss before tax	(6,949,297)	(13,747,475)	(20,693,772)	169,970	(20,523,802)
Income tax benefit (expense)	3,547,274	—	3,547,274	—	3,547,274
Net loss	(3,402,023)	(13,744,475)	(17,146,498)	169,970	(16,976,528)

Preferred stock dividends	(319,352)	—	(319,352)	—	(319,352)
Total preferred stock dividends	(319,352)	—	(319,352)	—	(319,352)
Net loss attributable to common shareholders	$(3,721,375)	$(13,744,475)	$(17,465,850)	$169,970	$(17,295,880)

Basic and diluted net loss for continuing operations per share	$(0.05)				$(0.28)
Basic and diluted net loss for discontinued operations per share	$(0.00)				$(0.00)
Basic and diluted net loss per share	$(0.05)				$(0.24)

Weighted average shares outstanding -
Basic and diluted	69,401,729				71,901,729

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1. Basis of Pro Forma Presentation

On June 5, 2020, effective June 1, 2020, Bright Mountain Media, Inc. (“Bright Mountain”) entered into a membership interest purchase agreement ( the “Purchase Agreement”) with Centre Lane Partners Master Credit Fund II, L.P. (“Centre Lane”) to purchase 100% of the membership interests of CL Media Holdings, LLC (“Wild Sky”). The purchase was completed on a debt-free, cash-free basis, free and clear of any liens and encumbrances.

Wild Sky was created as a legal entity on January 18, 2019 from assets acquired from RockYou by Center Lane Partners as a significant debt holder. Due to the timing of the new creation of Wild Sky, certain historical financial statements of Wild Sky do not exist, therefore the financial statements of the predecessor websites are presented within this filing and as exhibits. The unaudited pro forma condensed combined balance sheet at March 31, 2020 combines our historical condensed consolidated balance sheet with the historical condensed balance sheet of Wild Sky as if the Acquisition had occurred on that date. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2020 and for the year ended December 31, 2019 combine our historical condensed consolidated statements of operations with the condensed consolidated statements of operations of Wild Sky as if the Acquisition had occurred on February 1, 2019, the first day of operations for Wild Sky. The historical financial information is adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are: (i) directly attributable to the Acquisition; (ii) factually supportable; and (iii) with respect to the condensed combined statements of operations, expected to have a continuing impact on our combined results.

2. Consideration Transferred

Pursuant to the terms of the Membership Interest Purchase Agreement, which was effective June 1, 2020, we issued 2,500,000 shares valued at $3,725,000 to Center Lane Partners Master Credit Fund II, L.P. (“Center Lane”) and issued a first lien senior secured credit facility which consisted of $15,000,000 of initial indebtedness, repayment of Wild Sky’s Fast Pay existing credit facility of approximately $900,000 and $500,000 for expenses totaling $16,416,905. The price of our shares on the date of the acquisition was $1.49 per share.

The table below summarizes the value of the total consideration given in the transaction.

Amount

Shares issued	$3,725,000
Debt issued	16,416,905
Total consideration	$20,131,905

3. Purchase Price Allocation

Under the acquisition method of accounting outlined in ASC 805, the identifiable assets acquired and liabilities assumed in the Acquisition are recorded at their Acquisition-date fair values and are included in the Company’s consolidated financial position. Our unaudited pro forma adjustments are based on the fair value for all assets acquired and liabilities assumed to illustrate the estimated effect of the Acquisition on our condensed consolidated balance sheet at March 31, 2020.

As part of the acquisition, the Company is not assuming any of the debt associated with Wild Sky, except for accounts payable balances and the Payroll Protection Program (“PPP”) under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) and is administered by the U.S. Small Business Administration.. Accordingly, the debt of Wild Sky as reported within the proforma balance sheet of Wild Sky above, is excluded from the consolidated balance sheet on a proforma basis.

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The following table summarizes the purchase price allocation for the assets acquired and liabilities assumed in connection with the Acquisition:

	Amount	Weighted Average Life (Years)

Tangible assets acquired	$5,469,625
Liabilities assumed	(16,416,905)
Deferred tax liability assumed	(1,851,547)
Tradename - trademarks	2,313,300	4
Intellectual property / technology	1,403,000	3
Customer relationships	3,530,000	3
Goodwill	12,666,106	Indefinite
Net assets acquired	$3,725,000

Our unaudited pro forma purchase price allocation includes certain identifiable intangible assets with an estimated fair value of approximately $7,246,300. The fair value of the identifiable intangible assets acquired was estimated using a combination of asset-based and income-based valuation methodologies. The asset-based valuation methodology established a fair value estimate based on the cost of replacing the asset, less amortization from functional use and economic obsolescence, if present and measurable. The income-based valuation methodology utilizes a discounted cash flow technique where the expected future economic benefits of ownership of an asset are discounted back to present value. This valuation technique requires us to make certain assumptions about, including, but not limited to, future operating performance and cash flow, and other such variables which are discounted to present value using a discount rate that reflects the risk factors associated with future cash flow, the characteristics of the assets acquired, and the experience of the acquired business. Such estimates are subject to change, possibly materially, as additional information becomes available and as additional analyses are performed.

4. Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined financial information are as follows:

(a) The Membership Interest Purchase Agreement stipulated that the seller would leave a specified amount of cash in the company at the time of the closing and this adjustment reflects the change in cash to arrive at the specified cash balance at the closing

(b) Adjustment to reflect the fair value of the intangible assets and goodwill acquired in the acquisition.

	Amount	Weighted Average Life (Years)

Intellectual property / technology	$1,403,000	4
Tradename - trademarks	2,313,300	3
Customer relationships	3,530,000	3
Total intangible assets	7,246,300
Goodwill	12,666,106
Total intangible assets and goodwill acquired	$19,912,406

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The amortization of the finite lived assets is included within the selling, general and administrative expenses for the proforma Statements of Operations based on the respective period of time for the statements. The following table summarizes the amortization expense calculations presented in the respective periods.

	Monthly Amortization	Amortization expense at March 31, 2020	Amortization expense at December 31, 2019

Intellectual property / technology	$29,229	$87,688	$350,750
Tradename - trademarks	$64,258	$192,775	$771,100
Customer relationships	$98,056	$294,167	$1,176,667
Total amortization expense		$574,629	$2,298,517

(c) Adjustment to reflect accounts payable that are not being assumed by Bright Mountain Media, Inc pursuant to terms of the acquisition agreement including amounts due to Center Lane and amounts associated with the transaction which were settled by Center Lane as part of the transaction closing.

(d) Adjustment to reflect pay-off of the accounts receivable advances by Center Lane pursuant to terms of the acquisition agreement.

(e) Adjustment to reflect the settlement of the Note Payable to Center Lane pursuant to terms of the acquisition agreement. The interest expense associated with the Note is included in Interest Expense – Related Party and is adjusted for the proforma Statements of Operations based on the respective period of time for the statements. The interest expense associated with the Notes for the three months ended March 31, 2020 and year ended December 31, 2019 are $279,528 and $651,673, respectively.

(f) Adjustment to reflect the purchase price associated with the acquisition. Bright Mountain issued 2,500,000 shares valued at $3,725,000 to Center Lane Partners Master Credit Fund II, L.P. (“Center Lane”) and issued a first lien senior secured credit facility which consisted of $15,000,000 of initial indebtedness, repayment of Wild Sky’s Fast Pay existing credit facility of approximately $900,000 and $500,000 for expenses totaling $16,416,905. The adjustment associated with Common stock of $25,000 represents the $0.01 par value for the 2,500,000 shares. The remainder of the share value of $3,700,000 is reflected as an adjustment to Additional paid-in capital.

(g) Adjustment to reflect the elimination of the member’s interest of Wild Sky valued at $4,208,535. In addition, the $17,155,848 Accumulated Deficit of Wild Sky is eliminated in the consolidation as the balance represents activities prior to the acquisition.

(h) The adjustment reflects the elimination of the Wild Sky recorded advance fees recorded as the underlying advance arrangement was settled pursuant to the terms of the acquisition agreement along with the elimination of the amortization of the recorded intangibles, which are revalued and new amortization is computed in adjustment (b) above.

(i) Adjustment to reflect the elimination of expenses associated with transactions which would not exist had the acquisition occurred prior to the beginning of the respective fiscal period. Wild Sky incurred expenses with a line of credit, which would not have existed if the acquisition had occurred at the beginning of the fiscal period.

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(j) Adjustment to reflect the elimination of interest associated with debt of Wild Sky which was would not have existed during the fiscal period as the related debt was forgiven pursuant to the acquisition agreement. Alternatively, Bright Mountain Media, Inc. assumed debt in connection with the acquisition. The computed interest expense which would have been incurred had the acquisition occurred at the beginning of the respective fiscal periods is included and netted against the eliminated debt interest of Wild Sky. The following table summarized the interest expense calculations presented in the respective periods.

Debt	Interest rate	Interest expense at March 31, 2020	Interest expense at December 31, 2019

$16,416,905	6%	$246,254	$985,014

The following identifies the net impact of the interest expense as a result of the elimination of the Wild Sky interest and the inclusion of Bright Mountain Media, Inc.’s assumed interest.

Period ended	Bright Mountain Media, Inc. interest expense actual	Bright Mountain Media, Inc. interest expense assumed	Interest expense at period end

March 31, 2020	$-	$246,254	$246,254
December 31, 2019	$20,077	$985,014	$1,005,091

(k) The identified basis differences between both (a) the fair value and historic carrying value and (b) as a result of recordation of non-recurring transaction costs, have been tax effected at the appropriate jurisdictional statutory tax rates, primarily, 22% for US Federal rate. The rate may vary from the effective tax rates of the historical and combined businesses. The estimate of deferred tax balances is preliminary and is subject to change based upon certain factors including tax attribute limitation analysis and final determination of the fair value of assets acquired and liabilities assumed by taxing jurisdiction. In addition, deferred taxes associated with deductible non-recurring items as described are included in the balance sheet at the statutory tax rates of the applicable jurisdictions. The Company’s results for income taxes presented herein is the best estimate based on the factors described herewith. The tax results may differ from the actual tax balances and effective tax rates of the Company and is dependent on several factors including fair value adjustments and post-combination restructuring actions.

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